Exhibit 99.1

VIAVID
communications simplified.

Kandi Technologies

Second Quarter 2019 Financial Results Conference Call

August 9, 2019

CORPORATE PARTICIPANTS

Hu Xiaoming, Chairman, President and Chief Executive Officer

Kewa Luo, Manager, Investor Relations

CONFERENCE CALL PARTICIPANTS

Michael Fearnow, Focus Tech Investments

Walter Hill, Carty & Company

Li Gao, Private Investor

Arthur Porcari, Corporate Strategies Inc.

Mike Pfeffer, Oppenheimer

PRESENTATION

Operator:

Good day and welcome to the Kandi Technologies Second Quarter 2019 Financial Results Call. Today’s conference is being recorded.

At this time, I’d like to turn the conference over to Kewa Luo, IR Manager. Please go ahead.

Kewa Luo:

Thank you Jenny. Hello everyone and welcome to Kandi Technologies Group Inc. second quarter 2019 earnings conference call. The Company distributed its earnings press release earlier today and you can find a copy on Kandi’s website at www.kandivehicle.com. With us today are Kandi’s Founder, Chairman, and Chief Executive Officer, Mr. Hu Xiaoming, and Interim Chief Financial Officer, Ms. Zhu Xiaoying.

Before we get started, I’m going to review the Safe Harbor statement regarding today’s conference call. Please note that the discussions today will contain forward-looking statements made under the Safe Harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve inherent risks and uncertainties. As such, the Company’s results may differ materially from the views expressed today. Further information regarding these and other risks and uncertainties are included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018 and in other documents filed with the U.S. Securities and Exchange Commission. Kandi does not assume any obligation to update any forward-looking statements except as required under applicable law.

As a reminder, this conference call is being recorded. In addition, an audio webcast of this conference will be available on Kandi’s Investor Relations website.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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1

I will now turn the call over to Kandi’s Founder, Chairman and Chief Executive Officer, Mr. Hu Xiaoming.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

First of all, hello everyone. Thank you for joining our second quarter 2019 earnings conference call. Due to the suggestions I have received from a lot of shareholders, I’d like to make some changes to our conference call. If the information we have already disclosed in the news or in the 10-Q, I’m going to skip those, including the CFO’s remarks, so this way I can leave more time to talk about some new comments that we haven’t talked about in the news and leave more time for the shareholders to ask questions.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The second quarter’s result is still not very satisfying because of the JV company’s pending restructuring. This caused a loss of the JV company which resulted in Kandi’s overall loss. However, Kandi’s traditional business, such as EV parts and off-road vehicle sales have achieved very good results during this quarter.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

In the first half of 2019, the restructuring of the joint venture resulted in Geely’s becoming the controlling shareholder with about 78% equity stake in the joint venture when the restructuring closes, so Geely has started with business plan refining and updating all our JV EV models to accommodate the new subsidy policy the government has come up with. If we continue to produce and sell the original models, the result is going to be losing more money, that’s why right now we are still at the stage of refining the business plan for the JV company.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

From now on, we are going to have completely new EV lines that are going to be utilizing Geely’s technology and their supply chain system to come up with new products.

Hu Xiaoming:

(Chinese spoken)

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2

Kewa Luo:

One model we’re going to launch is going to have more advanced technology, however the costs are going to be 30% reduced compared to the old model.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

This model is close to be launched, and I believe it has a lot of advantages in terms of price, performance and technologies.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

That’s why I said in my comments in the news we released on Wednesday that with the new products that are going to be launched, I believe the JV company will be able to achieve exciting future growth under Geely’s leadership.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

These are the obstacles that the JV has been going through, and I’d like to share with you about updates with JV’s recent developments.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Additionally, we have finally received the dual production licenses, and since we got that, I believe we are going to get additional support from local government.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Besides what’s happening at JV, our traditional business line off-road vehicles is also going through some changes too.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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3

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The UTV we used to produce that only has a few functions, such like storage storing some stuff, but right now based on the younger generation’s demands, we are going to have a UTV upgraded to have more functions such as air conditioning and other features, so we’re also going to upgrade the UTV models to meet the market demand.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Also one more thing I’m very excited to update you is about batteries exchange. That’s something we’re always passionate about. There was a seminar hosted on July 31 that the topic is about the exchange batteries.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

In the seminar, the speakers once again acknowledged the importance of a quick battery exchange, and you know that in the past years the quick battery exchange concept received a lot of misunderstanding, but right now they finally came to realize that how important this is and how efficient it’s going to be for EVs. So going forward, this is going to lay out a great foundation for our EV development, such as our collaboration with An Kao, I believe this is very good news for us.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

That’s all I have for today, and I will leave the rest of the time for our shareholders to ask questions, and I can share more with you in details by answering your questions. Operator, we can start to take some questions.

Operator:

Thank you. If you’d like to ask a question, please signal by pressing star, one on your telephone keypad, and if you’re using a speakerphone, please make sure your mute function is turned off to allow your signal to reach our equipment. Again, press star, one to ask a question, and we’ll pause a moment to allow everyone an opportunity to signal for questions.

We will hear first from Michael Fearnow of Focus Tech Investments.

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4

Michael Fearnow:

Yes, good morning. I enjoy your type of conference call that you’re now doing. My question relates to the press about the recent slowdown in China overall and to some extent affecting auto sales. It seems in this kind of environment that the ride share, like Didi and CaoCao, would greatly benefit, so would Mr. Hu give us his input as to how it will affect Kandi going forward? Thank you.

Kewa Luo:

I’m sorry, Mike, can you repeat your question, (inaudible) the question part?

Michael Fearnow:

Yes, it relates to the slowdown in overall business in China and affecting to some extent auto sales in China. I would think that would benefit the ride sharing services such as Didi and CaoCao. If that is so, would Mr. Hu give us his input on how it should affect Kandi’s business going forward?

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Yes, the market has been having reduced subsidy policies to support the EVs recently in this year. That’s why I mentioned earlier that if we continue to produce and sell the old EV models, we’re going to continue to lose money, however, the new models we are developing together with Geely are going to reduce at least 30% cost and have more featured technologies that we can offer, including the online ride hailing market. That’s going to help us to gain more market share to survive in this kind of slowing down market.

Michael Fearnow:

Well thank you, and again I appreciate the new format of the conference call.

Kewa Luo:

Thank you. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Operator:

We’ll go to our next question from Mike Pfeffer from Oppenheimer. Sir, your line is open, please go ahead. Mr. Pfeffer, your line is open. Perhaps you’re on mute?

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5

Kewa Luo:

Hello?

Operator:

We’re not able to hear you. If you’re on mute, please depress your mute function so that we can hear you.

With no response on the line, we’ll have to move to our next question. At this time, we’ll move to Walter Hill with Carty & Company.

Walter Hill:

Thank you. Since we haven’t seen the Q2 10-Q yet, based on last quarter filing, Kandi had just under $160 million in short term liabilities and $198 million in total liabilities reported. This already is way down from $217 million in Q3 of 2018. Assuming the JV pays back the $65 million it owes Kandi and Li Shufu and Geely pays the balance of some $63 million it still owes Kandi for the purchase of the 22% interest in the JV, Kandi’s total liabilities would drop to under $70 million against a book value of some $240 million for a debt to equity ratio of less than 0.3, totally ridiculous for a current market cap of only around $260 million, and this does not even take into consideration the additional $160 million to $200 million sales value of Kandi’s legacy Jinhua facility, which has only some $7.8 million in debt against it.

As grossly undervalued as Kandi is, why wouldn’t Kandi consider selling the Jinhua facility and then increase the buyback to $100 million or more of its outstanding shares on the open market, which by the way would increase Mr. Hu’s ownership back to above 50%?

Kewa Luo:

Thanks for your questions. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

First of all, I really appreciate how closely you follow Kandi. I can tell from the numbers that you are very familiar with our financials and I really appreciate that. Of course, our current market cap is extremely undervalued by the market. I think this is also due to the misunderstanding of our battery exchange in the past years, JV restructuring and our own performance. That’s why right now we are going through the business plan refining and we believe that once we upgrade our strategy to meet the new market conditions and to improve our internal operational results, we will be able to regain market recognition and the market cap will eventually return to a reasonable range.

The Company’s buyback shares also shows the Company’s confidence in the Company’s future, so for that we are very confident that we are going to achieve all these.

Hu Xiaoming:

(Chinese spoken)

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6

Kewa Luo:

Also I’d like to add on regarding to Jinhua’s facility, since right now I don’t really need the cash urgently, I’m not rushing to selling it. However, I believe the longer it lasts, the longer—the more value it’s going to become, and—yes, that’s all.

Walter Hill:

Thank you.

Kewa Luo:

Thank you.

Operator:

We’ll hear next from Li Gao, a private investor.

Li Gao:

Good evening Mr. Hu and good morning Kewa. I have three questions, they should be short ones. The first one is about the license that Kandi just received from MIIT. It was excellent to see the Kandi JV finally being awarded its long overdue manufacturing license from MIIT. To the long time holders of Kandi, this is an exciting inflection point we have waited over five years for. For the sake of new investors, could Mr. Hu please explain why are there only 14 EV makers, which does not even include Tesla or (inaudible), out of more than 200 prospective EV makers in all of China to receive this dear award is so big for Kandi?

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Li Gao, would you like me to translate, or you want to translate?

Li Gao:

No, you go ahead, please.

Kewa Luo:

Okay. Mr. Hu was saying that to Kandi has waited for five years to receive the dual production license, but for himself, he actually has waited for 30 years to receive this license. It’s really, really valuable. In terms of what kind of benefits Kandi is going to receive after having the dual production license, there are a couple things. First, again in the past, we were accused about battery exchange which received a lot of misunderstanding from the government and it has certainly impacted Kandi JV to receive the approval for the license, thus it has been delaying for this long time. But right now, this has finally got cleared.

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7

Second of all, as everyone knows in the past, the JV company was producing and selling EVs through Geely’s license, so now once the JV has its own license, it no longer needs to rely on Geely’s license, and this is a big step forward.

Thirdly, after the license is received, Kandi Jiangsu is definitely going to receive a lot of support from the local government, and in fact Jiangsu’s license is the first that Nantong has received, so this is definitely a big deal.

Li Gao mentioned that out of 200 manufacturers, there are only about a dozen, about 14 EV makers got a license, but I have to say that those 200 car manufacturers, most of them are traditional car makers, but however these over dozens of licenses receivers are EV makers, so we are, I think about 17 manufacturers already received the license, and I believe there will be one more to be approved. After that, there will be no more dual production licenses to be granted to any EV manufacturers, so indeed this is very valuable.

I really appreciate this investor closely following up to support Kandi, and right now we do have the money and we also have the license. I think what comes next is the execution, that’s why I keep saying that I’m very excited that the JV is going under Geely’s leadership with their resources, technologies and their network, the Kandi JV is going to have a very good future.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Also, I’d like to mention that the moment we received the final documents about the approval of the production license, I got very emotional, even had tears in my eyes, but I really couldn’t believe that once the press release went out, the market didn’t really react the way that we were hoping for, and for that I’m kind of disappointed. Just a joke on the side.

Li Gao:

A follow-up on this question. We long-time shareholders follow the license very closely, especially there’s some value added to the Company, so we understand the many Chinese EV (inaudible) formed joint venture bought out some old car company which had the production license, for example (inaudible) just formed a—acquired a billion yuan stake in Jennings Motor Holdings, so Mr. Hu, what kind of value do you think this license alone added to the JV company?

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

I think it’s very hard to evaluate the license itself, how much value in dollars it’s going to add. While you mentioned the transaction, it’s more complicated than he thinks; but however for us, I think it at least adds a couple of folds to our current value.

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8

Li Gao:

Another question is about Mr. Hu mentioned on the last conference, actually Mr. Hu also just mentioned after we receive the license and also after the JV reorganization, local government will give Kandi JV a lot more support. He mentioned a number of something close to RMB 10 billion investment or some kind of cash, I don’t know what kind of form from the government. So, if I heard that correctly about that number, would Mr. Hu clarify this, so what kind of support from local government after the manufacturing license?

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The government didn’t indicate in much more details, so once we have received the support, either in payment or anything else, we will update the market accordingly.

Li Gao:

Finally a very quick question about the new car Mr. Hu mentioned in the last conference and just now. Is this the car with the 30% cost reduction and very competitive on the market, the K8 you mentioned in the last conference? If it is, when will that be ready for sale?

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

It’s not the K8, you asked, it’s going to be a brand-new car that utilizes Geely’s technology. It will be much more advanced in overall features. I estimate that it’s going to come out at the end of the year, but at this moment I cannot release any more details.

Li Gao:

Thank you very much, Mr. Hu. That’s all from me, Kewa.

Kewa Luo:

(Chinese spoken). Thank you, we can take the next question.

Operator:

We’ll go next to Arthur Porcari of Corporate Strategies Inc. Please go ahead, your line is open.

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9

Arthur Porcari:

Okay, thank you very much. Mr. Hu, I really do like this new format you’ve created right now. It truly does prove to us long term holders that Kandi may have finally hit an inflection point after 10 years. As far as (inaudible). I’m going to revisit and update some comments Mr. Hu made in the year-end 2018 and Q1 2019 conference calls mainly have to do with this year’s JV EV sales product along with Kandi’s (inaudible) An Kao subsidiary with (inaudible), as Mr. Hu talked about earlier, and his relationship with the 300,000 (inaudible) EV program Kandi’s announced. But, I also want to congratulate Mr. Hu - he almost understated but I’m glad he mentioned about the meeting that was held just last week at Hangzhou. (Inaudible) was really the (inaudible) battery exchange, that’s why Mr. Hu was so happy about it. He invented it and then turned it over to Kandi, the first patented quick battery exchange which was originally approved by the MIIT as one of the only three models some nine years ago that was approved for global use in China, but it was kind of overrun by all the conventional manufacturers who were sticking batteries in every bumper and fender and everywhere else, and it didn’t equate itself easily to quick battery exchange. For that reason, it seemed to have got tabled for a number of years, but Mr. Hu always had his feelings that this was going to work.

So, when they had that meeting last week, he also understated the fact that he was also quoted in all the articles that covered the media in China last week, as he truly is the father of this type of technology, which is almost going to be mandatory (inaudible) for quick battery exchange for ride hailing in particular.

Go ahead and tell that to Mr. Hu right now, then I’ll get into my questions.

Kewa Luo:

(Chinese spoken) Go ahead, Art.

Arthur Porcari:

In the year-end conference call, Mr. Hu said, and I said quote, “Management Team hopes the JV to achieve its projected goals of producing and selling 20,000 EVs in 2019, end quote.” Since Mr. Hu made his surprise forecast in March while being fully aware of the upcoming restructuring of Geely Holdings and Li Shufu at that time, and the Company had already announced it was upgrading its business model to the much broader ride hailing market as shown by its signed agreements with Rubio and China giants such as China Resources and Didi Chuxing for 300,000 EVs over five years along with an additional 20,000 EVs to Geely’s high end EV unicorn CaoCao over three years, is it unreasonable to assume with the recent approval of the ride hailing K23, and I’d like him to talk a little bit more about the K23, that we still have a shot at a strong second half push towards achieving the 20,000 target that was originally Management’s goal for 2019? I’ll follow with a couple more questions after that.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

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10

Kewa Luo:

I want to mention that the EV model I talked about earlier, this is really going to be the turning point for the Company because it’s going to reduce the cost and regain the market share where it belongs. But right now, I cannot say much until the car is launched.

Regarding the 20,000 EV goal, I think probably it’s not able to be realized this year, and so we are still on the stage of refining business model and products.

Arthur Porcari:

A follow-up on that question, then. The K23, it was approved recently, and that was the Hainan car where I understand Hainan had paid Kandi itself some $45 million to develop. What is the status of the K23? And then I still have more behind that.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The K23 is also going through the upgrading process by utilizing Geely’s technology, because right now what K23 has in the supply cost is still very high, so we are going to upgrade that model as well. Another EV model right now is going through the developing stage at Hainan is the one that we’re going to export to the U.S., and we are also aiming to reduce at least 30% cost for that one—yes, the Hainan facility right now is also going through a dramatic change to upgrading all its products.

Arthur Porcari:

A little more follow-up on that. The Hainan facility the way I understand is still owned by KNDI - Kandi, not the JV. In a past conference call, I think Mr. Hu mentioned something along the lines of whatever is made in that facility basically would be revenues derived exclusively to Kandi but run through the JV. Is that correct?

Kewa Luo:

I’ll ask him right now. I’ll ask him whether Hainan is under Kandi, whether it’s going to be run by Geely, right?

Arthur Porcari:

If anything licensed under Geely, anything that’s made in Hainan, whether it be products or SJDs or parts, that’s revenues all to Kandi, is that still correct?

Kewa Luo:

(Chinese spoken)

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11

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Correct.

Arthur Porcari:

Great, okay. In the past, and this goes back—I’ll touch right now on the—in the past conference call, Mr. Hu also stated that ride hailing EVs would be expected to do some 8,000 kilometers per month or about 266 kilometers per day - that’s ride hail, now, like Didi Chuxing or CaoCao. If that’s the case, consider the city use, each (inaudible) would have to be driven at least two shifts per day, making the quick battery exchange almost mandatory for a ride hailing EV due to recharging times. Based on Kandi’s QVX used in car share doing much fewer kilometers per day, each EV would—in the old days, this was back when we had the car share, would take four batteries, two in the car and two in the charging rack. But now with these much higher rates expected from ride hailing, would it be more realistic to assume that each car would have to have as many as six batteries, two in the car, four in the charging rack?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Now we are planning on launching EV models with a driving range of over 300 kilometers for the online ride hailing market, so one shift for the online ride hailing will not exceed 300 kilometers, and two shifts per day will be good to go. therefore because each battery only needs six hours to charge and each day can charge four times, as long as the battery exchange companies equipped the battery with 1 versus 0.3 kind of ratio, in fact it’s 0.25 ratio, but however give or take, so it’s 1 versus 0.3 ratio and it should be operating normally.

Arthur Porcari:

Okay, and Kandi of course will provide all those parts and the batteries continue, that’s correct? Or in addition to the car parts.

Kewa Luo:

Equipment parts, right, and the battery, is that what you’re asking?

Arthur Porcari:

I’m asking as has been in the past, Kandi will still be the provider of all the batteries, the initial ones that are with the car and the ones that will be in the charging racks? Kandi will be providing those?

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12

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Yes, we are not only supplying the battery, also are supplying the battery exchange equipment, which is totally automatic system. Each battery exchange only takes 10 seconds.

Arthur Porcari:

Ten seconds, okay. All right, that touches on my next to last point here, and this has to do with his comment about Jinhua An Kao. Kandi purchased Jinhua An Kao for some $30 million-plus in December 2017. Considering Mr. Hu and Kandi were already experts in the QVX field, as we said earlier, being the first to introduce QVX with its own government-approved system back in 2010, Jinhua An Kao must have an exceptional system to have Kandi give up its own patented technology and pay so much for this new technology. How much will Jinhua An Kao be selling each system for, and how many swaps per day can each system deliver?

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay. Art, I want to correct myself for the last question’s answer. It actually takes 90 seconds to change the battery, not 10 seconds. Sorry.

To answer your question for this one, Mr. Hu is saying that the battery exchange technology is constantly upgrading and changing, so An Kao’s system is also very advanced. They have one which is a fully automatic power exchange system which the price does not exceed RMB 800,000. It is very competitive, and based on what’s Nio has it’s going to cost over a million, so we believe that what An Kao has is very competitive and this only takes about 90 seconds to change the battery pack each time, so you can calculate how many times it can change per day.

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13

Arthur Porcari:

Eight hundred thousand to a million U.S. is much higher than I was expecting. The 300,000 ride hailing program like the existing contract or agreement that we have with China Resources, the 76th largest corporation in the world according to Fortune, where they’re going to be responsible, as I said earlier, in acquiring these systems to be used in the 300,000 car accredited system, about how many of these units would he anticipate we could be selling (inaudible)?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Mr. Hu thinks that right now it’s hard to estimate. The program is going to last for five years, so it’s going by the demand, and we’re going to update you as we go forward.

Arthur Porcari:

Okay, well a lot of surprises in this call. And yes, again, the new format is great and it does apparently really show the shareholders that there is a change happening at Kandi and something that Mr. Hu deserves, and I think so do the shareholders. Thank you very much on behalf of all of us long term holders.

Kewa Luo:

(Chinese spoken)

Operator:

We’ll hear next from Mike Pfeffer of Oppenheimer.

Mike Pfeffer:

Hello. Thanks for taking my question. Regarding the $20 million company share buyback, is this being done as a more complex 10b5-1 plan which would allow purchases with no blackout but can take several months to implement, or just a conventional share buyback with pre-earnings blackout periods? And then I have a couple other questions.

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

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14

Kewa Luo:

Like you said, in fact the procedures for the share buyback are quite complicated, especially that we have to open accounts and we have to get approval for the funds to transfer to overseas. It takes a long time, but however the preliminary preparation work has been pretty much done, so we have engaged with a very professional brokerage firm to design the share buyback plan and we are anticipating to start buying back the stock next week, hopefully, and the plan still stays the same.

Mike Pfeffer:

Okay, I guess—so I assume what you’re saying, it’s not a 10b5-1 plan, but maybe you could just get an answer on that. Secondly, do you expect to complete the $20 million stock purchase by year-end, and lastly, will Mr. Hu continue to add to his $4 million in Kandi market purchases? Thank you very much.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

First, whether or not it’s 10b5 plan, I cannot confirm with you. That’s going to be handled by the brokerage firm, and before it’s finalized I cannot comment on that. Second of all, like we said in the press release, we are going to buy back up to 20 million shares from the open market, so it’s depending on the market conditions.

In terms of whether or not I personally go into buy back shares, this also depends. If the market still undervalues our stock, at a necessary point I will buy back, but once again, if I buy back, there will be a Form 4 released. But right now, I cannot guarantee whether or not I’m going to buy back shares personally. Hello?

Mike Pfeffer:

Thanks.

Operator:

At this time, I will turn the call back over to the Management Team for any additional or closing remarks.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Thank you ladies and gentlemen for attending today’s meeting. I’m very glad that our new format of conference call is very welcomed by our shareholders and new investors. We are going to do this next time as well, save time from reading the information that is already disclosed in the filings and news, so we have more time to interact with our shareholders to answer more questions. If you have any additional questions, please don’t hesitate to contact our Investor Relations, and we look forward to speaking with you again next quarter. Goodbye.

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Operator:

That does conclude the call. We would like to thank everyone for your participation. You may now disconnect.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
1-888-562-0262 1-604-929-1352 www.viavid.com
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